CERTIFICATE NO.                                  Warrants
                --------           ----------
SERIES B
       -
           VOID AFTER 5:00 P.M. COLUMBIA, MD TIME
                    ON NOVEMBER 30, 2000
                      ESSEX CORPORATION
                     Warrant Certificate

       THIS CERTIFIES THAT for value received, (name of warrant holder) or its registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time until 5:00 p.m., Columbia, MD time on November 30, 2000 (the
"Warrant Expiration Date"), (no. of shares) fully paid and nonassessable Common Shares, par value of $.10 per share (the Common Shares"), of Essex Corporation, a
Virginia corporation (the "Company"), at the purchase price of $3.50 per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate
(and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise
Price as of the date of original issuance of the Warrants, based on the Common Shares of the Company as constituted at such date. As provided in the Warrant
Agreement dated (warrant agreement date), the Exercise
Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.
Warrants must be exercised for not less than all Warrants held by holder.

       No fractional Common Shares will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meeting, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares shall have become deliverable as provided in the Warrant Agreement.

       If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Shares or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

       IN WITNESS WHEREOF, ESSEX CORPORATION has caused the signature (or facsimile signature) of its Chief
Executive Officer or its Treasurer and Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:                        ESSEX CORPORATION
        ---------------
                              By:
(CORPORATE SEAL)                  -----------------------

Attest:                       Its:

By:
    -------------------

Its:

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                            ASSIGNMENT
                            ----------
                 (To Be Signed Only Upon Assignment)

       For Value Received, the undersigned hereby sells, assigns and transfers unto all warrants evidenced by the within Warrant Certificate and appoints (name) to transfer said Warrant Certificate and Warrants on the books of Essex Corporation, with the full power of substitution in the premises.

Date:
       --------------------------------

In the presence of:      ----------------------------
                         (Signature must conform in all
                         respects to the name of Warrant
                         Holder specified on the face of
                         the Warrant Certificate, without
                         alteration, enlargement or any
                         change whatsoever, and the
                         signature must be guaranteed in
                         the usual manner.)


                      SUBSCRIPTION FORM
                      -----------------
              To Be Executed By The Warrant Holder
             If He Desires To Exercise The Warrant)

To:   Essex Corporation

------------------------------

------------------------------

------------------------------

       The undersigned (name) hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, all Shares provided for therein and tenders payment herewith to the order of Essex Corporation in the amount of $(amount). The undersigned requests that certificates for such Shares be issued as follows:

Name:
         --------------------------------------------
Address:
         --------------------------------------------

         --------------------------------------------
Social Security No. or Other I.D. No., if any:
                                             --------

        ---------------------------------------------

Deliver to:
           ------------------------------------------
Address:
           ------------------------------------------

Date:                       Signature
       ------------------             -------------------
                            Note:  The signature of this
                            Subscription must correspond
                            with the name as written upon
                            the face of this Warrant
                            Certificate in every
                            particular, without
                            alteration or enlargement of
                            any change whatsoever.